UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2012
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Not Applicable
(Former name or former address, if changed since last report.)
Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Executive Organization Committee (“Committee”) of the Board of Directors of The Hershey Company (“Company”) approved or recommended 2012 base salaries and incentive compensation awards for the executive officers who were named in the Summary Compensation Table of our 2011 proxy statement.  These executive officers, who we refer to in this filing as the “named executive officers,” are J. P. Bilbrey, President and Chief Executive Officer, H. P. Alfonso, Executive Vice President, Chief Financial Officer and Chief Administration Officer, T. L. O’Day, Senior Vice President, Global Operations, and B. H. Snyder, Senior Vice President, General Counsel and Secretary. Two former executive officers who were named in the Summary Compensation Table of our 2011 proxy statement, D. J. West and C. H. Binder, terminated their employment with the Company in 2011 and 2010, respectively.

The Committee has primary responsibility for approving the compensation of our executive officers; however, Mr. Bilbrey’s compensation is approved by the independent members of our Board of Directors upon the recommendation of the Committee. Base salaries and 2012 contingent target awards under the annual incentive program of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”) were approved by the Committee on February 20, 2012 for named executive officers other than Mr. Bilbrey. Awards under the long-term incentive program of the Incentive Plan (consisting of stock options and performance stock units) were approved by the Committee for these officers on February 21, 2012.  Mr. Bilbrey’s compensation was approved by the independent members of our Board of Directors on February 21, 2012.

The following table reflects 2012 base salaries and target percentages of base salaries used by the Committee and independent directors (in the case of Mr. Bilbrey) for determining the annual incentive program and long-term incentive program awards described below for each of the named executive officers:

Name	2012 Base Salary ($)	2012 Annual Incentive Program Award Target (% of Salary)	2012 Long-Term Incentive Program Award Target (% of Salary)

J. P. Bilbrey	1,091,800	120	400
H. P. Alfonso	600,000	75	210
T. L. O’Day	515,000	65	170
B. H. Snyder	525,000	60	135

2012 Annual Incentive Program Target Awards.  Contingent target awards were approved for the named executive officers under the annual incentive program of the Incentive Plan, which we call the One Hershey Incentive Program.  For named executive officers, the final award, if any, will be calculated as the product of the executive officer’s base salary, applicable target percentage (set forth above), a corporate performance score (weighted 65%) reflecting the Company’s achievement in 2012 of certain growth objectives and an individual performance score (weighted 35%) based upon the executive’s achievement in 2012 of certain individual strategic bonus goals. The corporate growth objectives are based upon the Company’s:

●	Adjusted earnings per share-diluted (weighted 40%);
●	Consolidated net sales (weighted 50%); and
●	Operating cash flow (weighted 10%).

The Committee and the independent directors (in the case of Mr. Bilbrey) have retained discretion to increase or decrease by up to 30% the component of the final award paid to any named executive officer based upon Company financial performance at the conclusion of the 2012 performance period.  Additionally, the Committee may reduce the final award by up to 10% for any named executive officer (excluding Mr. Bilbrey) who does not adhere to and demonstrate Hershey’s corporate values.

Performance Stock Units (PSUs) for the 2012-2014 Cycle. Contingent target awards of PSUs were approved for the named executive officers for the 2012-2014 PSU performance cycle. The contingent target PSU awards represent approximately 50% of the value of the officers’ respective long-term incentive program award targets. Performance metrics approved for the 2012-2014 performance cycle are the Company’s:

●	Three-year relative total stockholder return (“TSR”) versus a peer group of companies (50% of the target award);
●	Organic net sales growth outside of the United States and Canada (15% of the target award);
●	Three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (15% of the target award); and
●	Annual growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (6 2/3% of the target award per year).

Payment, if any, for awards will be made at the conclusion of the three-year performance cycle. The Committee will approve the targets for annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The total performance score for the three-year cycle can range from a minimum of 0% to a maximum of 250%.  Upon completion of the performance cycle, an award will be paid, if at all, only in shares of our Common Stock.  The PSUs were awarded subject to the terms of the Incentive Plan and the terms of the Notice of

Award of Performance Stock Units, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Stock Option Awards.  Nonqualified stock options also were awarded to the named executive officers representing approximately 50% of their respective long-term incentive program award targets.  All such awards were made subject to the terms of the Incentive Plan and to the Terms and Conditions of Nonqualified Stock Option Awards, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Additional information regarding the compensation of the Company’s executive officers will be provided in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, which will be filed in March 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 21, 2012, the Board of Directors of the Company approved amendments to Article VII, Sections 1 and 3, of the By-Laws to remove all references to “elected officer” in those sections and substitute instead the term “executive officer.”  The foregoing description of these amendments is qualified in its entirety by reference to the copy of the amended and restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	3.1	By-Laws of The Hershey Company
	10.1	Notice of Award of Performance Stock Units
	10.2	Terms and Conditions of Nonqualified Stock Option Awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 24, 2012

THE HERSHEY COMPANY

By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of The Hershey Company
10.1	Notice of Award of Performance Stock Units
10.2	Terms and Conditions of Nonqualified Stock Option Awards